EXHIBIT 10.4

AMENDMENT #1 TO THE EQUITY PURCHASE AGREEMENT ENTERED INTO ON JUNE 12, 2017

THIS AMENDMENT #1 (the “Amendment”) TO THE EQUITY PURCHASE AGREEMENT ENTERED INTO ON June 12, 2017, is made effective as of October 9, 2017, by and between MMEX Resources Corporation, Nevada corporation (the “Company”), and Crown Bridge Partners, LLC, a New York limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain equity purchase agreement (the “EPA”) originally entered into by the Company and Holder on June 12, 2017; and

B. The Parties desire to amend the EPA as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Sections 7.1(a) and 7.1(b) of the EPA shall be removed in their entirety.

2. Section 7.2(p) of the EPA shall be replaced in its entirety with the following sentence:

(p) MINIMUM PRICING. The lowest traded price of the Company’s Common Stock for the twenty-five (25) trading days immediately prior to the date of the respective Put Notice shall be greater than $0.001.

3. The following Section 10.16 shall be added to the EPA:

Section 10.16 CONVERSION LIMITATION. The Investor shall be prohibited from delivering a notice of conversion with respect to the Commitment Note during the period beginning on the date that a Put Notice has been received by the Investor and ending on the first Trading Day immediately following the closing associated with such Put Notice, provided that if (i) such closing does not occur within twelve (12) Trading Days following the receipt of such Put Notice by the Company or (ii) the Company does not deliver the respective Put Shares within the applicable two (2) Trading Day timeframe as provided in this Agreement, then this provision shall be null and void and of no effect with respect to that specific Put Notice.

4. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the EPA. Except as specifically modified hereby, all of the provisions of the EPA, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

MMEX Resources Corporation		Crown Bridge Partners, LLC

By:	/s/ Jack W. Hanks	By:	/s/ Seth Ahdoot
Name:	Jack W. Hanks	Name:	Seth Ahdoot
Title:	Chief Executive Officer	Title:	Member